For period ended 09-30-02
File Number 811-4767


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Item 77.O  Transactions effected pursuant to Rule 10f-3

           The following Rule 10f-3 transactions were effected by the Heritage Growth and Income Trust:

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                                                  DATE                                SECURITIES
                                    DATE OF      OFFERING     PURCHASE                  ACQUIRED        AMOUNT         TOTAL
SECURITY:                          PURCHASE:    COMMENCED:     PRICE:   COMMISSION:       FROM:       PURCHASED:     OFFERING:

1. Principal Financial Group Inc.   10/23/01     10/23/01      $18.50       $0.49     Goldman Sachs     $42,550    $1,850,000,000

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